EXHIBIT 99.1

DONEGAL GROUP INC. ANNOUNCES EARNINGS FOR SECOND QUARTER

Ralph G. Spontak
Senior Vice President and Chief Financial Officer
Phone (717) 426-1931
Fax (717) 426-7009

For Immediate Release

     MARIETTA, Pennsylvania, July 19, 2004 – Donegal Group Inc. (Nasdaq: DGICA and DGICB) today reported net income for the quarter and six months ended June 30, 2004.

     Net income for the quarter ended June 30, 2004 was $6,770,187, or $.50 per share on a diluted basis, compared to $5,268,953, or $.56 per share on a diluted basis, for the second quarter of 2003. The second quarter results for this year were achieved despite property claims from a severe weather event in the Midwest that totaled approximately $1 million, net of reinsurance, and reduced net income by $650,000, or $.05 per share on a diluted basis.

     Net income for the six months ended June 30, 2004 was $18,502,493, or $1.36 per share on a diluted basis compared to $9,113,385, or $.97 per share on a diluted basis for the six months ended June 30, 2003. Net income in the first six months of 2004 included an extraordinary gain of $5,445,670, or $.40 per share on a diluted basis, related to an acquisition in the first quarter.

     Even with the Midwest weather, the Company achieved excellent underwriting results, posting a combined ratio of 91.8% for the second quarter of 2004 compared to a combined ratio of 92.3% for the comparable period in 2003.

     Revenues for the second quarter of 2004 were $70,692,422, an increase of 33.8% over a year earlier, with premiums earned for the second quarter of $65,498,402, a 35.2% increase over the second quarter of 2003. Premiums earned in the second quarter, excluding premiums earned by the companies acquired in January 2004, increased $4.6 million, or 9.5%, to $53,012,325, reflecting an increase of 10.8% in net premium written for the second quarter.

     “We believe that achieving these levels of profitability in the second quarter, despite the storm activity, demonstrates the continued soundness of our underwriting-focused business strategy,” stated Donald H. Nikolaus, President and Chief Executive Officer of the Donegal Group Inc.

     The Company’s loss ratio for the second quarter of 2004 improved slightly to 61.0% compared to 61.2% for the second quarter of 2003, despite the effects of the severe weather in the second quarter of 2004. Claims from that weather added 1.5 percentage points to the loss ratio in the second quarter of 2004. The Company’s expense ratio remained fairly constant at 30.7% for the second quarter of 2004 compared to 30.6% for the second quarter of 2003, reflecting lower operating expenses offset by higher levels of incentive expenses due to increased profitability.

     The Company’s combined ratio for the first six months of 2004 was 92.2% compared to a combined ratio of 94.7% for the comparable period in 2003. The Company’s loss ratio for the first six months of 2004 improved to 62.7% compared to 63.8% for the first six months of 2003. The Company’s expense ratio improved to 29.2% for the first six months of 2004 compared to 30.4% for the same period of 2003.

     These strong results helped the Company increase its book value per common share to $17.23 per share as of June 30, 2004, compared to $16.29 per share at December 31, 2003.

     The Company’s per share results were impacted by the Company’s successful offering of 3,450,000 shares of Class A Common Stock that was completed in December 2003. The offering was the principal reason for the increase in the weighted average number of shares outstanding during the second quarter of 2004 to 13,621,155 compared to 9,424,050 in the second quarter of 2003.

     The extraordinary gain of $5,445,670 in the first quarter of 2004 resulted from GAAP purchase accounting for unallocated negative goodwill from the Le Mars Insurance Company acquisition completed in early January 2004. The acquisitions of Le Mars Insurance Company, The Peninsula Insurance Company and Peninsula Indemnity Company were effective January 1, 2004.

     The Company announced last week that its Board of Directors approved a quarterly cash dividend of $.12 per share of Class A Common Stock and $.105 per share of Class B Common Stock. The dividend is payable August 16, 2004.

     The Company will hold a conference call on Monday July 19, 2004, beginning at 11:00 A. M. Eastern Time. You may participate in the conference call by calling 1-800-599-9816 (Passcode 59941992). An instant replay of the conference call will be available until July 29, 2004, by calling 1-888-286-8010 (Passcode 89808896).

     Donegal Group Inc. is a property and casualty insurance holding company whose insurance subsidiaries offer personal and commercial lines of insurance to businesses and individuals in six Mid-Atlantic states (Connecticut, Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).

     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Actual results could vary materially. Among the factors that could cause actual results to vary materially include: the ability of the Company to maintain profitable operations, the adequacy of the Company’s reserves for losses and loss adjustment expenses, business and economic conditions in the Company’s primary operating areas, competition from various insurance and non-insurance businesses, terrorism, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the periodic reports that the Company files with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

(Tables Follow)

	Second Quarter Ended
	June 30,	June 30,
	2004	2003
Net premiums earned	$65,498,402	$48,433,689
Investment income, net of investment expenses	3,842,574	3,315,710
Realized investment gains	175,555	216,370
Total revenues	70,692,422	52,826,818
Net income	$6,770,187	$5,268,953
Net income per common share
Basic	$0.52	$0.57
Diluted	$0.50	$0.56

	Six Months Ended
	June 30,	June 30,
	2004	2003
Net premiums earned	$128,197,880	$96,362,570
Investment income, net of investment expenses	7,622,591	6,680,228
Realized investment gains	643,998	85,890
Total revenues	138,694,083	105,012,237
Net income before extraordinary item	$13,056,823	$9,113,385
Net income after extraordinary item	$18,502,493	$9,113,385
Net income per common share before extraordinary item
Basic	$1.00	$0.99
Diluted	$0.96	$0.97
Net income per common share after extraordinary item	$1.42	$0.99
Basic	$1.42	$0.99
Diluted	$1.36	$0.97

Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended
	June 30,	June 30,
	2004	2003
Net premiums earned	$65,498	$48,434
Investment income, net of investment expenses	3,843	3,316
Realized investment gains	176	216
Lease income	219	211
Service charge income	956	650

Total revenues	70,692	52,827

Losses and loss expenses	39,961	29,658
Amortization of deferred policy acquisition costs	9,942	7,545
Other underwriting expenses	10,099	7,269
Other expenses	498	345
Policyholder dividends	94	228
Interest	360	307

Total expenses	60,954	45,352

Income before income taxes	9,738	7,475
Income tax expense	2,968	2,206

Net income	$6,770	$5,269

Net income per common share
Basic	$0.52	$0.57

Diluted	$0.50	$0.56

Supplementary Financial Analysts’ Data
Weighted average number of shares outstanding
Basic	13,137,183	9,269,029

Diluted	13,621,155	9,424,050

Net written premiums	$73,775	$53,184

Book value per common share	$17.23	$15.49

Consolidated Statements of Income
(unaudited; in thousands, except per share data)

	Six Months Ended
	June 30,	June 30,
	2004	2003
Net premiums earned	$128,198	$96,363
Investment income, net of investment expenses	7,623	6,680
Realized investment gains	644	86
Lease income	439	413
Service fees	1,790	1,264
Other income	—	206

Total revenues	138,694	105,012

Losses and loss expenses	80,332	61,509
Amortization of deferred policy acquisition costs	18,287	14,987
Other underwriting expenses	19,157	14,292
Other expenses	1,081	675
Dividends	462	469
Interest	697	522

Total expenses	120,016	92,454

Income before income taxes and extraordinary item	18,678	12,558
Income tax expense	5,621	3,445

Net income before extraordinary item	13,057	9,113
Extraordinary item	5,445	—

Net income after extraordinary item	$18,502	$9,113

Net income per common share before extraordinary item
Basic	$1.00	$0.99

Diluted	$0.96	$0.97

Net income per common share after extraordinary item
Basic	$1.42	$0.99

Diluted	$1.36	$0.97

Supplementary Financial Analysts’ Data
Weighted average number of shares outstanding
Basic	13,013,503	9,239,878

Diluted	13,564,842	9,377,614

Net written premiums	$142,191	$103,524

Consolidated Balance Sheet
(unaudited; in thousands)

	June 30, 2004	December 31, 2003
ASSETS
Investments:
Fixed Maturities:
Held to maturity, at amortized cost	$179,357	$113,051
Available for sale, at fair value	221,702	198,433
Equity securities, at fair value	48,168	31,448
Short-term investments, at cost, which approximates fair value	32,304	78,344

Total investments	481,531	421,276
Cash	5,272	5,909
Premiums in course of collection	43,595	29,017
Reinsurance receivable	94,322	81,009
Accrued investment income	4,709	3,752
Deferred policy acquisition costs	20,688	16,224
Prepaid reinsurance premiums	38,660	30,692
Property and equipment, net	5,593	4,152
Deferred income taxes	12,650	7,032
Other assets	5,898	2,973

Total assets	$712,918	$602,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$260,556	$217,914
Unearned premiums	173,761	134,028
Accounts payable and accrued expenses	9,607	7,770
Debt	30,929	25,774
Due to affiliates	—	904
Other liabilities	10,523	6,997

Total liabilities	485,376	393,387
Shareholders’ equity:
Preferred stock
Class A common stock	102	99
Class B common stock	31	30
Additional paid-in capital	128,561	122,745
Accumulated other comprehensive income	1,437	5,291
Retained earnings	98,303	81,376
Treasury stock, at cost	(892)	(892)

Total shareholders’ equity	227,542	208,649

Total liabilities and shareholders’ equity	$712,918	$602,036